                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of HPSC, Inc. on Form S-8 of our report dated February 28, 2000 incorporated by reference in the Annual Report on Form 10-K of HPSC, Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
January 5, 2001